July 11, 1996

To the Venturers and USC:

This letter agreement clarifies the Stock Purchase Agreement ("SPA") among us dated July 11, 1996 as follows:

         - The purchase price per share under the SPA is New Taiwan Dollars Ten (NT$10) per share, as stated in Paragraph 1.1.

         - The option exercise price under Paragraph 5.1(b) is NT$10 per share plus interest, as set forth in that Paragraph.

         - The "Share %" column in the table in Paragraph 1.2 reflects the correct share ownership of each party, assuming full exercise by both S3 and Alliance of their options to purchase under Paragraph 5.1(b).

         - The amount to be paid by a party for its shares is the number of shares purchased times the applicable purchase price per share (NT$10 for new purchases and NT$10 plus interest for option exercises).

         - Discrepancies between the foregoing and the payment amounts in the tables in Paragraphs 1.2 and 1.3 are the result of using rounded-off amounts in the tables and are not intended to be substantive.

CONFIRMED AND AGREED:

Alliance Semiconductor Corporation

/s/ N. D. Reddy
---------------
N.D. Reddy, President

S3 Incorporated

/s/ Terry Holdt
---------------
Terry Holdt, President

United Microelectronics Corporation

/s/ John Hsuan
--------------
John Hsuan, President

United Semiconductor Corporation

/s/ Ing Dar Liu
---------------
Ing Dar Liu, President



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